EXHIBIT 4
                                                                ---------



                           JOINT FILING AGREEMENT
        The undersigned hereby agree that the statements in their
   Schedule 13D with respect to the shares of common stock, no par value per share, of Triple S Plastics, Inc., dated May 25, 2001 is, and any amendments to such Amendment No. 3 to Schedule 13D signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

   Dated: June 12, 2001


                                      /s/ A. Christian Schauer
                                      -----------------------------------
                                      A. Christian Schauer


                                      /s/ Victor V. Valentine, Jr.
                                      -----------------------------------
                                      Victor V. Valentine, Jr.


                                      /s/ Daniel B. Canavan
                                      -----------------------------------
                                      Daniel B. Canavan


                                      /s/ David L. Stewart
                                      -----------------------------------
                                      David L. Stewart



















                             Page 14 of 14 pages